UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 1, 2007

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2007, The First American Corporation (the “Company”) entered into a Fourth Agreement of Amendment (the “Fourth Amendment”) by and between the Company, certain of its subsidiaries and Experian Information Solutions, Inc., the Company’s joint venture partner for its First American Real Estate Solutions LLC subsidiary (“FARES LLC”), amending that certain Contribution and Joint Venture Agreement, dated as of November 30, 1997 and that certain Operating Agreement for FARES LLC, dated as of November 30, 1997. The Fourth Amendment was entered into in anticipation of the consummation of the merger of FARES LLC’s RES division with CoreLogic Systems, Inc., which was consummated on February 2, 2007. A copy of the Fourth Amendment is attached hereto in its entirety as Exhibit 99.1.

On February 2, 2007, FARES LLC entered into a Credit Agreement with Wells Fargo Bank, whereby FARES LLC borrowed $100 million for the purpose of consummating the merger referred to above. The Company guaranteed repayment of the loan pursuant to a Continuing Guaranty, dated as of February 2, 2007, between the Company and Wells Fargo Bank, NA. Copies of the Credit Agreement and Guaranty are attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Fourth Agreement of Amendment, dated as of February 1, 2007, to that certain Contribution and Joint Venture Agreement, dated as of November 30, 1997, and that certain Operating Agreement for First American Real Estate Solutions LLC, dated as of November 30, 1997, by and between The First American Corporation, certain of its subsidiaries and Experian Information Solutions, Inc.

99.2	Credit Agreement, dated as of February 2, 2007, among First American Real Estate Solutions LLC and Wells Fargo Bank, NA.

99.3	Continuing Guaranty, dated as of February 2, 2007, among The First American Corporation and Wells Fargo Bank, NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION
Date: February 7, 2007
	By:	/s/ Kenneth D. DeGiorgio
	Name:	Kenneth D. DeGiorgio
	Title:	Senior Vice President